UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 23, 2006
COPANO ENERGY, L.L.C.
(Exact name of registrant as specified in its charter)

Delaware	001-32329	51-0411678
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

2727 Allen Parkway, Suite 1200 Houston, Texas (Address of Principal Executive Offices)	77019 (Zip Code)
Registrant’s Telephone Number, including Area Code: (713) 621-9547
Not Applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01 Financial Statements and Exhibits
EXHIBIT INDEX
Second Amendment to Long-Term Incentive Plan
Form of Grant of Options (Employees)
Form of Grant of Restricted Units (Directors)
Form of Grant of Restricted Units (Employees)

Item 1.01 Entry Into a Material Definitive Agreement.
Management Incentive Compensation Plan
     As previously reported, on February 16, 2006, the Compensation Committee of the Copano Energy, L.L.C. (the “Company”) Board of Directors (the “Board”) adopted guidelines for the administration of the Company’s Management Incentive Compensation Plan (the “Plan”) for 2006 (the “2006 Guidelines”). The 2006 Guidelines include each Plan participant’s target award for 2006 and the Company financial objective for 2006, which was determined and approved by the Board. For 2006, 50% of each Plan participant’s target award is attributable to the achievement of the Company financial objective and 50% of the target award is attributable to the achievement of personal objectives.
     On May 23, 2006, the Compensation Committee approved personal objectives for each eligible Plan participant for 2006. Each personal objective has been assigned a weight, the sum of which is equal to 50% (the portion of the target award attributable to the achievement of personal objectives). Based on determinations regarding the achievement of each personal objective, a Plan participant will be entitled to the portion of his or her target award attributable to the achievement of the applicable personal objective.
     At the close of 2006, the CEO will recommend to the Compensation Committee the amount of each cash award to be paid to each eligible participant (other than to the CEO) based upon the achievement of the applicable personal objectives and the Company financial objective. Upon receipt of the CEO’s recommendations, the Compensation Committee will determine the amount of any cash awards under the Plan, including any amount to be paid to the CEO.
     On May 23, 2006, the Compensation Committee designated Carl A. Luna as a participant in the Plan and set his target award at 35%, subject to his election as an officer by the Board and his commencement of employment. Carl A. Luna was elected Vice President, Finance of the Company and commenced employment effective May 25, 2006.
     For a more detailed discussion of the terms and conditions of the Plan and the 2006 Administrative Guidelines, please read the Current Reports filed by the Company on March 2, 2005 and February 21, 2006.
Indemnification Agreement
     Effective May 25, 2006, the Company entered into an indemnification agreement with Carl A. Luna, who was elected by the Board on that date as Vice President, Finance of the Company. The indemnification agreement provides Mr. Luna the maximum indemnification protection permitted under Delaware law with respect to actions taken in his capacity as an officer.
     The foregoing description of the indemnification agreement does not purport to be complete and is qualified in its entirety by reference to the Form of Indemnification Agreement, which is included as Exhibit 10.1 to the Current Report on Form 8-K filed on November 2, 2005 and incorporated by reference into this Item 1.01.
Amendment to Long-Term Incentive Plan
     On May 23, 2006, the Compensation Committee approved new forms of Grant of Options and Grant of Restricted Units agreements to be used for future grants under the Company’s Long-Term Incentive Plan (“LTIP”), subject to Board approval of an amendment to the LTIP ( the “Amendment”). On May 25, 2006, the Board approved the Amendment, which gives the Company the right to “cash-out” a participant’s award upon the exercise of an option or the vesting of a restricted unit. The Amendment is intended to decrease certain tax administration costs associated with administering the LTIP and increase the Company’s flexibility under the LTIP.
     The foregoing description of the Amendment and new award forms does not purport to be complete and is qualified in its entirety by reference to the Second Amendment to Copano Energy, L.L.C. Long-Term Incentive Plan, which is included as Exhibit 10.1 to this Current Report on Form 8-K and the new forms of award agreements, which are included as Exhibits 10.2, 10.3 and 10.4 to this Current Report on Form 8-K, all of which are incorporated by reference into this Item 1.01.

Item 9.01 Financial Statements and Exhibits.
(c) Exhibits
*10.1	Second Amendment to Copano Energy, L.L.C. Long-Term Incentive Plan

*10.2	Form of Grant of Options (Employees)

*10.3	Form of Grant of Restricted Units (Directors)

*10.4	Form of Grant of Restricted Units (Employees)

*	Filed herewith

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPANO ENERGY, L.L.C.
Date: May 30, 2006	By:	/s/ Douglas L. Lawing
		Name:	Douglas L. Lawing
		Title:	Vice President and General Counsel

EXHIBIT INDEX
*10.1	Second Amendment to Copano Energy, L.L.C. Long-Term Incentive Plan

*10.2	Form of Grant of Options (Employees)

*10.3	Form of Grant of Restricted Units (Directors)

*10.4	Form of Grant of Restricted Units (Employees)

*	Filed herewith